As filed with the Securities and Exchange Commission on January
26,1996
                                    Registration No.
                          FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

             Chester County Security Fund, Inc.
_______________________________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania                          23-1726390
_______________________________________________________________
(State or other jurisdiction of    (I. R. S. Employer
 incorporation or organiza ion) Identification No.)

4781 North Congress Avenue, Lantana, Florida 33462
______________________________________________________________
(Address of Principal Executive Office)  (Zip Code)

Chester County Security Fund, Inc. 1996 Stock Plan
_______________________________________________________________
(Full title of the plan)

Robert C. Hackney, Esquire
4521 PGA Blvd., Suite 264 Palm Beach Gardens, FL 33418
_______________________________________________________________
(Name and address of agent for service)

(407) 837-2913
_______________________________________________________________
Telephone number, including area code, of agent for service)

Calculation of Registration Fee
______________________________________________________________
                                     Proposed
                         Proposed    maximum
Title of    Amount to be  maximum     aggregate       Amount of
securities   registered   offering   offering      registration
to be                    price per    price           fee
registered                 share

Common Stock  1 million     $5.50    $5,500,000        $ 1,897
(no par value) shares


PROSPECTUS


                  Chester County Security Fund, Inc.
                     4781 North Congress Avenue
                       Lantana, Florida 33462

1996 Stock Plan

1,000,000 Shares of Common Stock, no par value

______________________

    All references herein to "Chester County" or the "Corporation" mean Chester County Security Fund, Inc., unless otherwise indicated by the context.

    Chester County is hereby offering 1,000,000 shares of its Common Stock, no par value, ("Common Stock") to holders of options, awards of Common Stock or opportunities to purchase Common Stock granted or to be granted under the Corporation's 1996 Stock Plan, which is described herein and the text of which is incorporated herein by reference, upon exercise of such options, or upon receipt of such Common Stock award or purchase of Common Stock, in accordance with the terms and conditions thereof.

________________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
_________________________

The date of this Prospectus is January 26, 1996.

______________________________________________________________


    No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Corporation. This Prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person whom it is unlawful to make such offer or solicitation. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to the date hereof.

    THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS. STATEMENTS IN THIS PROSPECTUS AS TO THE PROVISIONS OF THE PLAN ARE NOT NECESSARILY COMPLETE AND IN EACH INSTANCE REFERENCE IS MADE TO THE COPY OF THE PLAN WHICH APPEARS AT APPENDIX A TO THE PROSPECTUS, AND EACH SUCH STATEMENT IN THIS PROSPECTUS IS QUALIFIED IN ALL SUCH RESPECTS BY SUCH REFERENCE.



Plan Information

    General Plan Information

    Chester County Security Fund, Inc., a Pennsylvania corporation, located at 4781 North Congress Avenue, Lantana, Florida 33462, is hereby offering 1,000,000 shares of its common stock, no par value, ("Common Stock") to holders of options, awards of Common Stock or opportunities to purchase Common Stock granted or to be granted under the Chester County Security Fund, Inc. 1996 Stock Plan (the "Plan"). All references herein to "Chester County," the "Company" or the "Corporation" mean Chester County Security Fund, Inc., unless otherwise indicated by the context.

    The Common Stock offered by this Prospectus is issuable upon exercise of Stock Rights (as defined below) granted under the Plan, which is described below. The purpose of the Plan is to provide incentives to the employees of the Corporation, its parent (if any) and its present or future subsidiaries by providing them with opportunities to purchase stock in the Corporation pursuant to options which qualify as "incentive stock options" under Section 422A(b) of the Internal Revenue Code of 1986 (the "Code") ("ISO" or "ISOs"). The Plan is also intended to provide incentives to employees and consultants of the Corporation and any of its subsidiaries by providing them with (a) opportunities to purchase stock in the Corporation pursuant to options which do not qualify as ISOs ("Non-Qualified Options"); (b) awards of stock in the Corporation ("Awards"); and (c) opportunities to make direct purchases of stock in the Corporation ("Purchases"). ISOs and Non-Qualified Options are sometimes collectively referred to herein as "Options". ISOs, Non-Qualified Options, Awards and Purchases are collectively referred to herein as "Stock Rights".

    This Plan was adopted by the Board on January 20, 1996, and approved by the stockholders of the Corporation on January 26, 1996 at the annual Meeting of Stockholders. The Plan shall expire on January 20, 2005 (except as to Options outstanding on that date). Stock Rights may be granted under the Plan prior to stockholder approval. The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions: (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustments pursuant to the Plan); (b) the provisions of the Plan regarding eligibility for grants of ISOs may not be modified (except by adjustment pursuant to the Plan); and (d) the expiration date of the Plan may not be extended. Except as provided in the Plan, in no event may action of the Board or Stockholders alter or impair the rights of a grantee, without his consent, under any Stock Right previously granted to him.

    The Plan is not an employee benefit plan which is subject to the provisions of the Employee Retirement Income Security
Act of 1974, and the provisions of Section 401(a) of the Code are not applicable to the Plan.

    Participants may obtain additional information about the Plan and its administrators by writing to: Investor Relations, 4781 North Congress Avenue, Lantana, FL 33462, or calling (407)
837-3962.

    The Plan shall be administered by either (i) the Board of Directors of the Company (the "Board") so long as each Board member is a disinterested director, i.e. a director who is not, during the 1 year prior to service as an administrator of the Plan, or during such service, granted or awarded equity securities pursuant to the Plan or any other plan of the Company or any of its affiliates; or (ii) a Stock Plan Committee (the "Committee"), appointed by the Board, which shall consist of two or more disinterested directors. All references in this prospectus the "Committee" shall mean the Board if no Committee has been appointed.

    Subject to the terms of the Plan, the Board of Directors has the authority to determine the persons to whom Stock Rights shall be granted (subject to certain eligibility requirements for grants of ISOs), the number of shares covered by each such grant, in respect to ISOs, Non-qualified Options and Purchases, the exercise or purchase price per share, the time or times at which Stock Rights shall be granted, and other terms and provisions governing the Stock Rights including the nature of such Stock Right as an ISO, Non-qualified Option, Award or Purchase, as well as the restrictions, if any, applicable to shares of Common Stock issuable upon exercise of Stock Rights. The interpretation or construction by the Board of Directors of the Plan or any Stock Right granted under it shall be final. The administrator of the Plan is the sole director, who is also the chief executive officer and beneficial owner of greater than 10% of the Company.

    If the Board appoints a Committee to administer the Plan, from time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.



    Securities to be Offered

    The Plan authorizes the grant of Stock Rights to acquire 1,000,000 shares of Common Stock. On January 25, 1996, the average last sale price of the Corporation's Common Stock as reported on the NASDAQ Bulletin board was $0.25 per share.

    The stock subject to Options, Awards and Purchases shall be authorized but unissued shares of Common Stock of the Company, no par value (the "Common Stock"), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares which may be issued pursuant to the Plan is 1,000,000, subject to adjustment as provided in the Plan. Any such shares may be issued as ISOs, Non-Qualified Options or Awards, or to persons or entities making Purchases, so long as the number of shares issued does not exceed such number, as adjusted. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, or if the Company shall reacquire any unvested shares issued pursuant to Awards or Purchases, the unpurchased shares subject to such Options and any unvested shares so reacquired by the Company shall again be available for grants of Stock Rights under the Plan.

    Employees Who May Participate in the Plan

    ISOs under the Plan may be granted to any employee of the Corporation or any Related Corporation (as defined in the Plan). As of January 26, 1996, the Corporation and its subsidiaries had approximately ten (10) employees. Officers and directors of the Corporation must also be employees in order to receive ISOs under the Plan. Non-qualified Options, Awards and Purchases may be granted to any director, officer, employee or consultant of the Corporation or any Related Corporation. Non-Qualified Options, Awards and authorizations to make Purchases may be granted to any director (whether or not an employee), officer, employee or consultant of the Company or any Related Corporation. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant an ISO, a Non-Qualified Option or an authorization to make a Purchase. Granting of any Stock Rights to any individual or entity shall neither entitle that individual or entity to, nor disqualify him from, participation in any other grant of Stock Rights.



    Purchase of Securities Pursuant to the Plan and Payment for Securities Offered

    Eligible employees may elect to participate in the Plan at any time prior to the Plan's termination.

    Stock Rights may be granted under the Plan at any time on or after January 20, 1996 and prior to January 20, 2005. The Board of Directors may, with the consent of the holder of an ISO, convert an ISO granted under the Plan to a Non-qualified Option. Awards and the price of Purchases shall be at fair market value as determined by the Board of Directors.

    The exercise price per share of Non-qualified Options granted under the Plan cannot be less than the lesser of the book value per share of Common Stock as of the end of the preceding fiscal year or 50% of the fair market value per share of Common Stock on the date of grant.

    The exercise price per share of ISOs granted under the Plan cannot be less than the fair market value of the Common Stock on the date of grant, or, in the case of ISOs granted to employees holding more than ten percent of the total combined voting power of all classes of stock of the Corporation or any Related Corporation, 110% of the fair market value of the Common Stock on the date of grant.

    The Plan provides that each Option shall expire on the date specified by the Board of Directors, but not more than five years from its date of grant in the case of ISOs and five years and one day in the case of Non-qualified Options. However, in the case of any ISO granted to an employee owning more than ten percent of the total combined voting power of all classes of stock of the Corporation or any Related Corporation such ISO shall expire on the date specified by the Board of Directors, but not more than five years from its date of grant.

    Each Option granted under the Plan shall be exercisable as follows:

A. The Option shall either be fully exercisable at the time of grant or shall become exercisable in such installments as the Board of Directors may specify.

B. Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Board of Directors.

C. Each Option may be exercised from time to time, in whole or in part, up to the total number of shares with respect to which it is then exercisable.

D. The Board of Directors shall have the right to accelerate the date of exercise of any installment. (Subject to the $100,00 per year limit on the fair market value of ISOs granted to any employee which may become exercisable in any calendar year).

    In no event may the aggregate fair market value
(determined on the date of grant of an ISO) of Common Stock for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Corporation and any Related Corporation) exceed $100,000; any portion of an ISO grant that exceeds such $100,000 limit will be treated for tax purposes as a Non-qualified Option. Otherwise, there is no restriction as to the maximum or minimum amount of options an employee may receive.

    A Stock Right (or any part or installment thereof (shall be exercised by giving written notice to the Company at its principal office address. Such notice shall identify the Stock Right being exercised and specify the number of shares to which such Stock Right is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, or (b) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Stock Right, or (c) at the discretion of the Committee, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274 (d) of the Code, or (a), (b), and (c) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c), or (d) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of a Stock Right shall not have the rights of a shareholder with respect to the shares covered by his Stock Right until the date of issuance of a stock certificate to him for such shares. Except as expressly provided in the Plan with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

    Status reports will be provided from time to time by the Board of directors to participating employees regarding the amount and status of their accounts.

    The stock subject to Options, Awards and Purchases under the Plan shall be authorized but unissued shares of Common Stock of the Company, no par value (the "Common Stock"), or shares of Common Stock reacquired by the Company in any manner. No fees commissions or other charges shall be paid.

    Resale Restrictions.

    This Prospectus is not available for reoffers or resales of Common Stock acquired under the Plan by persons who are deemed to be "affiliates" of the Corporation, as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the "Act"). Such reoffers or resales by affiliates may be made only pursuant to a separate prospectus, (the "reoffer prospectus") or an exemption from registration, including pursuant to Rule 144.

    Tax Effects of Plan Participation.

A. Incentive Stock Options. The following general rules are applicable for Federal income tax purposes under the existing law to employees who receive and exercise ISO's granted under the Plan:

1. If the optionee does not own stock possessing more than 10% of the total voting power of the stock of the Corporation or any Related Corporation (as defined in the Plan), or if the optionee owns stock possession more than 10% of the total voting power of the stock of the Corporation or any Related Corporation and the exercise price is at least 110% of the fair market value per share of the Corporation's Common Stock at the date of grant, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to him or her upon exercise of the ISO.

2. No tax deduction is allowed to the Corporation upon either grant or exercise of an ISO under the Plan.

3. If shares acquired upon exercise of an ISO are not disposed of prior to the later of (i) two years following the date the option was granted or (ii) one year following the date shares are transferred to the optionee pursuant to the ISO exercise, the difference between the amount realized on any subsequent disposition of the shares and the exercise price will be treated as capital gain or loss to the optionee.

4. If shares acquired upon exercise or an ISO are disposed of before the expiration of one or both of the requisite holding periods (a "Disqualifying Disposition"), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price of
(ii) the actual gain on disposition, will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.

5. In any year that an optionee recognized compensation income on a Disqualifying Disposition of stock acquired by exercising an ISO, the Corporation will be entitled to a corresponding deduction for income tax purposes if it satisfied certain withholding requirements.

6. Any excess of the amount realized by the optionee as the result of a Disqualifying Disposition over the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules will be treated as either long-term or short-term capital gain, depending upon the time elapsed between receipt and disposition of the shares disposed of.

    An optionee may be entitled to exercise an ISO by delivering share of the Corporation's Common Stock ("old stock") to the Corporation in exchange for the Common Stock received upon exercise of the ISO ("option stock"), if the optionee's ISO agreement so provides. In general, if an optionee exchanges old stock for option stock instead of, or in addition to, paying part or all of the exercise price in cash, no gain or loss will be recognized with respect to the exchange of the old stock, and shares acquired upon exercise of the ISO will not be subject to tax as explained above until the share are sold. However, an exception exists to this rule when the old stock is :statutory option stock" (as defined below) that has been held for a period less than the applicable holding periods under the Code. In that event, the optionee will realize ordinary compensation income with respect to the old stock in an amount equal to the lesser of (i) the excess of the fair market value of the option stock on the date of exercise of the ISO over the basis of the old stock, or (ii) the fair market value of the old stock on the date it was originally exercised over the original option exercise price. "Statutory option stock" consists of stock acquired through the exercise of a "qualified stock option", "Incentive stock option", an option acquired under an "employee stock purchase plan" or a "restricted stock option", as these terms are defined in the Code. Further, if the old stock used to exercise an ISO is Restricted Stock may be treated as the lapse of the restrictions imposed on such restricted Stock under the rules discussed below, and the optionee may recognize income as a result.

B. Non-qualified Stock Options. A Non-qualified Option granted under the Plan is taxed in accordance with Section 83 of the Code and the Regulations issued thereunder. The following general rules are applicable to holder of such options and to the Corporation for Federal income tax purposes under existing law, based upon the assumptions that (i) the options do not have a readily ascertainable fair market value at the date of grant, and (ii) the Common Stock acquired by exercising the Non-qualified Option is either transferable or not subject to a substantial risk of forfeiture (as defined in Regulations under Section 83 of the Code).

1. The optionee does not realize any taxable income upon the grant of an Option, and the Corporation is not allowed a business expense deduction by reason of such grant.

2. The optionee will recognize ordinary compensation income at the time of exercise of the option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. In accordance with the Regulations under the Code and applicable state law, the Corporation will require the optionee to pay to the Corporation an amount sufficient to satisfy withholding taxes in respect of such compensation income at the time of the exercise of the option. If the Corporation withholds stock to satisfy this withholding tax obligation, instead of cash, the optionee nonetheless will be required to include in income the fair market value of the stock withheld.

3. When the optionee sells the shares, he or she will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the shares (i. e., the exercise price plus the amount taxed to the optionee as compensation income). If the optionee holds the shares for longer than the statutory holding period, this gain or loss will be a long-term capital gain or loss. The statutory holding period is one year.

4. In general, the Corporation will be entitled to a tax deduction in the year in which compensation income is recognized by the optionee.

    An optionee may be entitled to exercise a Non-qualified Option by delivering old stock to the Corporation in exchange for the Common Stock received upon exercise of the option ("nonqualified option stock"), if the optionee's Non-qualified Option agreement so provides. In general, if an optionee exchanges old stock for nonqualified option stock instead of, or in addition to, paying part or all of the exercise price in cash, no gain or loss will be recognized with respect to the exchange of the old stock. The optionee will recognize ordinary compensation income, however, in an amount equal to the excess, if any, of the fair market value of the old stock (at the time of exercise) surrendered to acquire the nonqualified option is Restricted Stock (as defined below), and the Common Stock acquired on exercise of the nonqualified stock option is not subject to restrictions substantially similar to those imposed on such Restricted Stock will be treated as the lapse of the restrictions imposed on such Restricted Stock under the rules discussed below, and the optionee may recognize income as a result.

C. Special Rules for Restricted Stock. Common stock that is subject to restrictions on transfer and also to a substantial risk of forfeiture (as defined in Regulations under Section 83 of the Code), referred to herein as "restricted Stock"., is subject to special tax rules. If the Common Stock acquired on the exercise on a Non-qualified Option or pursuant to an Award or Purchase is Restricted Stock, the amount of income recognized by the optionee generally will be determined as of the time the restrictions lapse, and will be equal to the difference between the amount paid for the Restricted Stock and the fair market value of the Restricted Stock at that time. In that case, the payment to the Corporation of withholding taxes will be required as the income arises, i. e., at the time the transfer restrictions on the stock lapse or the substantial risk of forfeiture no longer exists. Officers and directors of the Corporation who exercise nonqualified options (or who make disqualifying dispositions of stock acquired upon exercise of an ISO) receive stock treated as Restricted Stock because of certain securities law rules applicable to such optionees.

    If an optionee transfers Restricted Stock to the Corporation to exercise an ISO, the restrictions on such Restricted Stock will be deemed to have lapsed on the date of transfer, and the optionee may recognize income at that time. Similarly, if the optionee transfers Restricted Stock to the Corporation to exercise a Non-qualified Option, and the stock received by the optionee on exercise is not subject to restrictions substantially similar to those imposed on such Restricted Stock, the restrictions on that Restricted Stock will be deemed to have lapsed on the date of transfer, and the optionee may recognize income at that time. Restricted Stock acquired by exercising an ISO generally is not subject to the rules of Section 83, but rather to the rules discussed above for ISOs.

    Under Section 83(b) of the Code, an election is available to the optionee to include in gross income, in the taxable year that Restricted Stock is first transferred to the optionee, the amount of any excess of the fair market value (as determined under Section 83) of the Restricted Stock over the amount (if any) paid for such stock. The election must be made within 30 days after the Restricted Stock is transferred to the optionee. If this election is made, no further tax liability will arise at the time the transfer restrictions on the Restricted Stock lapse or the substantial risk of forfeiture no longer exists. However, of shares of Restricted Stock for which a Section 83(b) election is in effect are forfeiture while such shares are both nontransferable and subject to a substantial risk of forfeiture, the loss realized by the optionee on the forfeiture, for tax purposes, is limited to the amount paid for such shares (not including any compensation income recognized by the optionee at the time of transfer) less any amount realized by the optionee on such forfeiture.

D. Awards and Purchases. The receipt of Common Stock of the Corporation pursuant to an Award or Purchase made under the Plan is taxed in accordance with the rules of Section 83 of the Code and the Regulations issued thereunder. These rules are discussed above under Nonqualified Stock Options and Special Rules for Restricted Stock. For purposes of applying the principals of Section 83 to Awards and Purchases (rather than to the exercise of Non-qualified Options as discussed above),
(i) the "time of exercise" is equivalent to the time of Award or Purchase, (ii) the "exercise price" with respect to an Award is zero, and (iii) the "exercise price" with respect to a Purchase is the price paid for the Common Stock acquired by that Purchase.

E. Capital Gains. Long-term gains generally will be subject to Federal income tax at the same rates as ordinary income.

F. Minimum Tax. In addition to the tax consequences described above, the exercise of ISOs granted under the Plan may result in a further "minimum tax" under the Code, as follows: The Code provides that an "alternative minimum tax" (at rates between 26%-28%) will be applied against a taxable base which is equal to regular taxable income, adjusted for certain limited deductions and losses, increased by items of tax preference, and reduced by a statutory exemption ($33,750 for single individuals and $45,000 for joint return filers and surviving spouses and $22,000 for married persons filing separately, estates and trusts). The statutory exemption is phased out for certain higher income taxpayers. The bargain element at the time of exercise of an ISO, i. e., the amount by which the value of the Common Stock received upon exercise of the ISO exceeds the exercise price, constitutes an item of tax preference for purposes of the alternative minimum tax. For purposes of determining alternative minimum taxable income (but not regular taxable income) for any subsequent year in which the taxpayer sells the stock acquired by exercise of the ISO, the basis of such stock will be its fair market value at the time the ISO was exercised. A taxpayer is required to pay the higher of his regular tax liability or the alternative minimum tax. A taxpayer who pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against regular tax liability in later years.

G.  Incentive Stock Option Changes.  The Tax Reform Act of
1986 replaced the limitation (contained in prior law) on the aggregate amount of ISOs which can be granted to an employee in any calendar year with a limitation on the amount of ISOs which can become first exercisable in any calendar year. Also, the Act repealed the sequential exercise rule of prior law, effective for incentive stock options granted after 1986. The Plan incorporates the changes made by the Act.

    Withdrawal From the Plan; Assignment of Interest

    Non-qualified Options are subject to such termination and cancellation provisions as may be determined by the Board of Directors.

    Only the optionee may exercise an Option; no assignment or transfers are permitted, except that an Option may be transferred by will or by the laws of descent and distribution.

    Forfeitures and Penalties

    If an ISO optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability as defined in paragraph 10, no further installments of his ISOs shall become exercisable, and his ISOs shall terminate after the passage of 60 days from the date of termination of his employment, but in no event later than on their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to the Plan. Leave of absence with written approval of the Board of Directors shall not constitute an interruption of employment provided that such approval contractually requires the Corporation to continue the employment of the employee after the leave of absence. Employment shall also be considered as continuing uninterrupted during any other bona fide leave of absence (including illness, military obligations or governmental service) provided such leave does not exceed 90 days or, if longer, any period during which the employer's right to reemployment is guaranteed by statute. Nothing in the Plan shall be deemed to give any grantee of Stock Rights the right to be retained in employment by the Corporation or a Related Corporation for any period of time. Stock Rights granted under the Plan shall not be affected by any change of employment among the Corporation and a Related Corporation so long as the optionee continues to be an employee of the Corporation or a Related Corporation.

    If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his death, any ISO of his may be exercised, to the extent of the number of shares with respect to which he could have exercised it on the date of his death, by his estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, at any time prior to the earlier of the ISO's specified expiration date or 180 days from the date of the optionee's death.

    If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his disability, he shall have the right to exercise any ISO held by him on the date of termination of employment, to the extent of the number of shares with respect to which he could have exercised it on that date, at any time prior to the earlier of the ISO's specified expiration date or 180 days from the date of the termination of the optionee's employment.

The Committee, at the written request of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such options. At the time of such conversion, the Committee (with the consent of the Optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action. The Committee, with the consent of the optionee, may also terminate any portion of any ISO that has not been exercised at the time of such termination.

    Outstanding Stock Rights are subject to adjustment as described in the Plan under "Changes in Stock; Recapitalization and Reorganization". Pursuant to the terms of the Plan, shares subject to Stock Rights which for any reason expire or are terminated unexercised as to such shares may again be the subject of a grant under the Plan.

    Exercise of an Option under the Plan is effected by a written notice of exercise delivered to the Corporation at its principal office together with payment for the shares in full in cash or by check, or if authorized by the Board of Directors in its discretion at the time of grant, in part or in full by tendering shares of Common Stock of the Corporation or a full recourse promissory note. Such written notice shall also identify the Option being exercised and specify the number of share as to which the Option is being exercised.

    By allowing payment of the exercise price by delivering shares of the Corporation, the Plan enables a participant to increase his or her equity ownership in the Corporation without a significant capital contribution. For example, assume that the optionee has outstanding Options to purchase 100 shares of the Corporation's stock at an exercise price of $5 per share and that the stock is currently selling at $10 per share. One share could be submitted for the receipt of two shares, which could in turn be immediately resubmitted for the receipt of four shares. There successive exchanges could theoretically continue until all available Options were exercised. The result, under this example, would be that an optionee would obtain the value of the spread of $500 between the stock's option exercise price and its market value without any cash contribution and an investment equivalent only to the exercise price of one share.

    While the use of the stock payment method offers significant advantages to an optionee, it is subject to certain restrictions. Under recent amendments to the Code, the use of the stock payment method will result in unfavorable tax treatment to the optionee where the exchanged shares were acquired under incentive stock options or certain other tax-advantaged plans and the applicable period for disqualifying dispositions has not expired. In addition, under accounting principals, a charge against the Corporation's income may be necessary for Options exercised by the use of the stock payment method.

    In the event shares of Common Stock of the Corporation shall be subdivided or combined into a greater or smaller number of shares or if, upon a merger, consolidation, reorganization, split-up, liquidation, combination, recapitalization or the like of the Corporation, the shares of the Corporation's Common Stock shall be exchanged for other securities of the Corporation or of another corporation, each optionee shall be entitled to purchase such number of shares of Common Stock or amount of other securities of the Corporation or such other corporation as were exchangeable for the number of shares of Common Stock of the Corporation which such optionee would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination, or exchange. If any person holding restricted Common Stock obtained by the exercise of an Option or by a Purchase or Award receives new, additional or different securities in connection with any corporate transaction described in this paragraph, such new securities shall be subject to all of the conditions and restrictions applicable to the Common Stock with respect to which the new securities were issued.

    In the event the Corporation shall issue any of its shares as a stock divided upon or with respect to the shares of stock of the class which shall at the time be subject to Option, each optionee upon exercising such an Option shall be entitled to receive (for the purchase price paid upon such exercise) the shares as to which he is exercising his Option and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such stock dividend or dividends were declared or paid, and such amount of cash in lieu of fractional shares, as he would have received if he had been the holder of the shares as to which he is exercising his Option at all times between the date of grant of such option and the date of its exercise.

    Upon the happening of any of the foregoing events, the class and aggregate number of shares reserved for issuance upon the exercise of options under the Plan shall also be appropriately adjusted to reflect the events described above. Notwithstanding the foregoing, in respect to ISOs, the adjustments described above shall be made only after the Board of Directors, in consultation with legal counsel, determines that such adjustments shall not constitute a modification of such ISOs or would cause adverse tax consequences to the holders of ISOs.

    The Board of Directors may terminate or amend the Plan in any respect at any time, except that, without the prior approval of the holders of a majority of the outstanding shares of Common Stock, (a) the total number of shares that may be issued under the Plan may not be increased except as previously described under "Changes in Stock; Recapitalization and Reorganization", (b) the provisions regarding eligible employees may not be modified; (c) the provisions regarding the exercise price at which shares may be offered pursuant to ISOs (except by adjustment referred to above); and (d) the expiration date of the Plan may not be extended. No action of the Board of Directors or shareholders, however, may, without the consent of an optionee, alter or impair his rights under any option previously granted to him.



    Charges and Deductions and Liens Therefor

    Upon the exercise of a Non-Qualified Option, the grant of an Award, the making of a Purchase of Common Stock for less than its fair market value, the making of a Disqualifying Disposition or the vesting of restricted Common Stock acquired on the exercise of a Stock Right hereunder, the Company, in accordance with Section 3402(a) of the Code, may require the optionee, Award recipient or purchaser to pay additional withholding taxes in respect of the amount that is considered compensation includible in such person's gross income. The Committee in its discretion may condition (i) the exercise of an Option, (ii) the grant of an Award, (iii) the making of a Purchase of Common Stock for less than its fair market value, or (iv) the vesting of restricted Common Stock acquired by exercising a Stock Right on the grantee's payment of such additional withholding taxes.

    A Stock Right (or any part or installment thereof (shall be exercised by giving written notice to the Company at its principal office address. Such notice shall identify the Stock Right being exercised and specify the number of shares to which such Stock Right is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, or (b) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Stock Right, or (c) at the discretion of the Committee, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274 (d) of the Code, or (a), (b), and (c) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c), or (d) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of a Stock Right shall not have the rights of a shareholder with respect to the shares covered by his Stock Right until the date of issuance of a stock certificate to him for such shares. Except as expressly provided in the Plan with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

    Additional Information.

    The proceeds received by the Corporation from the sale of shares pursuant to the Plan shall be used for general corporate purposes. The Corporation's obligation to deliver shares is subject to the approval of any governmental authority required in connection with the sale or issuance of such shares. The exercise of Non-qualified Options, Awards or Purchases for less than fair market value may require the holders to recognize ordinary income and pay additional withholding taxes in respect of such income, and the Board of Directors may condition the grant or exercise of an Option, Award or Purchase on the payment to the Corporation of such taxes. An employee is required to notify the Corporation in the event that he disposes of stock acquired on the exercise of an ISO prior to the later of two years from the date of grant or one year from the date of exercise of the ISO. Unless terminated earlier by the Board of Directors, the Plan will expire on January 20, 2005.

Registrant Information and Employee Plan Annual Information.

    Chester County Security Fund, Inc. is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission. Such reports and other information may be inspected and copied at the Public Reference Room of the Commission, 450 5th Street, N.W., Room 1024, Washington, D. C. 20549, and at the Commission's regional offices in New York (26 Federal Plaza, New York, New York 10007), Chicago (Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, Illinois 60604) and Los Angeles (5757 Wilshire Blvd., Suite 500 East, Los Angeles, California 90036-3648). Copies of such material can also be obtained from the Public Reference Section
of the Commission, Washington,   D. C. 20549 at prescribed
rates.

Incorporation of Certain Documents by Reference

    The following documents filed with the Securities and Exchange Commission by the Company are incorporated herein by reference as of their respective dates as set forth therein:

(a) The Corporation's Form 10-K for the fiscal year ended
December 31, 1994.

(b) The Corporation's Form 8-K dated January 8, 1996.

(c) The Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995, and September 30,
1995.

    All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the filing of an post-effective amendment which indicates that all securities offered herein have been sold or which registers all such securities remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

    The Corporation will provide without charge to each person to whom a Prospectus is delivered, upon written oral request of such person, a copy of any and all documents described above (other than exhibits to such documents). Such requests should be addressed to:

Investor Relations
Chester County Security Fund, Inc.
4781 North Congress Avenue
Lantana, FL 33462
(407) 837-3962


Report to Shareholders

    The Corporation furnishes its stockholders with annual reports containing consolidated financial statements that have been examined and reported upon, with an opinion expressed by independent certified public accountants, and quarterly reports containing unaudited summaries of financial information for the first three quarters of each fiscal year.




PART II

INFORMATION REQUIRED IN THE REGISTRATION
STATEMENT


Incorporation of Documents by Reference.

    The following documents filed with the Securities and Exchange Commission by the Company are incorporated herein by reference as of their respective dates as set forth therein:

(a) The Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

(b) The Corporation's Form 8-K dated January 8, 1996.

(c) The Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995, and September 30,
1995.

    All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the filing of an post-effective amendment which indicates that all securities offered herein have been sold or which registers all such securities remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Report to Shareholders

    The Corporation furnishes its stockholders with annual reports containing consolidated financial statements that have been examined and reported upon, with an opinion expressed by independent certified public accountants, and quarterly reports containing unaudited summaries of financial information for the first three quarters of each fiscal year.

Description of Common Stock

    The Corporation is authorized to issue 20,000,000 shares of Common Stock, no par value. Each share of Common Stock is entitled to share pro rata in dividends and distributions, if any, with respect to the Common Stock, when and if declared by the Board of Directors, from funds legally available therefor. Under its loan agreement with the Bank of New England, the Corporation cannot pay any dividends without the prior consent of said Bank. No holder of any shares of Common Stock has any preemptive or similar right to subscribe for any securities of the Corporation. Upon liquidation, dissolution or winding up of the Corporation and after payment of creditors, the assets will be divided pro rata on a share-for-share basis among the holders of the shares of Common Stock. The holders of shares of Common Stock are not entitled to cumulative voting in the election of Directors; they are entitled to one vote per share with respect to all matters that are required by law to be submitted to stockholders, including the election of Directors. Accordingly, stockholders representing more than 50% of the outstanding shares will have the ability to elect all of the Directors.

    Interests of Named Experts and Counsel.

Legal Opinion

    The validity of the Common Stock offered hereby has been passed upon by Robert C. Hackney & Associates, Chartered, a Florida professional services corporation, 4521 P. G. A. Blvd., Suite 264, Palm Beach Gardens, FL 33418, counsel to the Company. Robert C. Hackney, President of the Company, is a partner in such firm.

Experts

    The audited financial statements and schedules incorporated by reference from the Corporation's Form 10-K for the fiscal year ended December 31, 1994 and incorporated herein by reference were examined and reported upon by independent certified public accountants. Such financial statements are incorporated herein in reliance upon the report of that firm and upon their authority as experts in accounting and auditing.

    Indemnification of Directors and Officers.

    The Company's bylaws contain the broadest form of indemnification for its officers and directors and former officers and directors permitted under Florida law, including provisions to indemnify the Company's directors, officers, employees, and other agents against judgments, fines, amounts paid in settlement, and other expenses in connection with threatened, pending or completed suits, or proceedings against such persons by reason of serving or having served as directors, officers, employees or agents of the Company, except in relation to matters with respect to which they are determined to have not acted in good faith, or in a manner which they did not believe was in the best interest of the Company.

    In addition, Florida law presently limits the personal liability of a corporate director for monetary damages, except where the director (i) breaches his or her fiduciary duties and
(ii) such breach constitutes or includes certain violations of criminal law, a transaction from which the directors derived an improper personal benefit, certain unlawful distributions or certain other reckless, wanton or willful acts or misconduct.

Item 9. Undertakings.

    The undersigned Registrant hereby undertakes to:

    1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors and officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

    The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lantana, State of Florida, on January 26, 1996.

Chester County Security Fund, Inc.

By: Robert C. Hackney
    Robert C. Hackney, Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

By: Robert C. Hackney
    Robert C. Hackney, CEO, Sole Director
    January 26, 1996


By: Raul E. Balsera
    Raul E. Balsera, Chief Financial Officer
    January 26, 1996


    The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lantana, State of Florida, on January 26, 1996.

Chester County Security Fund, Inc. 1996 Stock Plan

By: Robert C. Hackney
    Robert C. Hackney, Sole Director
    January 26, 1996